SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 29, 2001


                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)


           1-13199                                       13-3956775
   (Commission File Number)                       (IRS Employer Id. Number)


                             420 Lexington Avenue            10170
                              New York, New York           (Zip Code)
                   (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)



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Item 5.  Other Events

         On May 29, 2001, SL Green Realty Corp. ("SL Green") announced that it has entered into a joint venture with respect to the ownership of its interests in One Park Avenue with SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, the largest pension fund in Canada with over Cdn $125 billion in assets under management.

         Under the terms of the joint venture, SITQ Immobilier has purchased a 45% interest in SL Green's interests in the property based upon a gross aggregate price of $233.9 million and yielding proceeds of approximately $41.0 million, inclusive of closing costs and reimbursements. The transaction enables SL Green to free up capital for additional high growth opportunities, while enhancing the yield on its investment interests in One Park Avenue through various fee arrangements with respect to the investment.

         One Park Avenue is a 20-story office building with approximately 913,000 square feet located on the entire block front on Park Avenue between 32nd and 33rd Streets.

Item 7.  Financial Statements and Exhibits

(b)      Exhibits

         99.1   Press release, dated May 29, 2001

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SL GREEN REALTY CORP.



                                  By: /s/ Thomas E. Wirth
                                     ---------------------------------
                                     Thomas E. Wirth
                                     Executive Vice President, Chief Financial
                                     Officer


Date:  June 6, 2001